EXHIBIT 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

Collegiate Pacific Inc. Declares Quarterly Cash Dividend

DALLAS, TEXAS, March 25, 2004 — Collegiate Pacific (AMEX: BOO) today declared a quarterly cash dividend of $0.025 per share on the company’s common stock. This quarterly cash dividend is payable on April 29, 2004, to all stockholders of record on April 7, 2004.

Collegiate Pacific is the nation’s fastest growing manufacturer and supplier of sports equipment primarily to the institutional markets. The Company offers more than 4,500 products to 65,000 existing customers.

For additional information contact Mike Blumenfeld at 972-243-8100 or visit the company’s web site, http://www.cpacsports.com.

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